UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2005

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2005, the registrant and Maguire Properties – 3161 Michelson, LLC entered into a lease dated May 26, 2005 (the “Lease”) for approximately 190,000 rentable square feet for the building located at 3161 Michelson Drive, Irvine, California, consisting of (i) 130,000 rentable square feet located on floors 4, 17, 18, 19, 20 and the rooftop of the building (the “2007 Space”) and (ii) 60,000 rentable square feet located on floors 2, 3 and 4 of the building (the “2008 Space”). The term of the Lease commences (i) with respect to the 2007 Space, on the earlier to occur of (a) the date which is four months after the Delivery Date (as such term is defined in the Lease) and (b) the date on which the registrant takes possession of or occupies any portion of the 2007 Space for the conduct of its business, and (ii) with respect to the 2008 Space, on the earlier to occur of (a) August 1, 2008 or the date which is four months after the Delivery Date, whichever comes later, or (b) the date on which the registrant takes possession of or occupies any portion of the 2008 Space for the conduct of its business. The term of the Lease expires ninety-six calendar months after the commencement of the Lease with respect to the 2007 Space plus, in the event such commencement date is other than the first day of a calendar month, such first partial calendar month. The registrant has one option to extend the term of the Lease for a period of five years. The Lease is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Lease, dated as of May 26, 2005, between New Century Financial Corporation and Maguire Properties – 3161 Michelson, LLC.

[Signature Page Follows.]

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

June 23, 2005	By:	/s/ ROBERT K. COLE
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Lease, dated as of May 26, 2005, between New Century Financial Corporation and Maguire Properties – 3161 Michelson, LLC.